Exhibit 10 (clv)








                                AMENDMENT NO. 2
                                     TO THE
                       HAMILTON BEACH/PROCTOR-SILEX, INC.
                         DEFERRED COMPENSATION PLAN FOR
                                GEORGE C. NEBEL


                 Hamilton Beach/Proctor-Silex, Inc. hereby adopts this Amendment No. 2 to the Deferred Compensation Plan for George C. Nebel (the "Plan"), effective as of January 1, 1994.

                                   SECTION 1

                 Section 2 of the Plan is hereby amended by adding the following new Subsection (h) to the end thereof, to read as follows:

                 "(h) "Adjusted ROE" shall mean the average return on equity of Hamilton Beach/Proctor-Silex, Inc. calculated for the applicable time period, based on the following formula:

  Net Income (before extraordinary charges) + Amortization of Goodwill Weighted Average (Shareholder Equity + Accumulated Amortization of Goodwill)

       Adjusted ROE shall be determined at least annually by Hamilton Beach/Proctor-Silex, Inc."


                                   SECTION 2

                 Section 6 of the Plan is hereby amended in its entirety to read as follows:

                 "6.  EARNINGS.

                 (a) At the end of each calendar month during a calendar year, the Participant's Account shall be credited with an amount determined by multiplying such Participant's average Account balance during such month by the blended rate earned during such month by the Stable Asset Fund under the Savings Plan. Notwithstanding the foregoing, in the event that the Adjusted ROE determined for such calendar year exceeds the rate credited to the Participant's Account under the preceding sentence, the Participant's Account shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average Account balance during each month of such calendar year by the Average ROE determined for such calendar year, compounded monthly.





                                        2

                        (b) Notwithstanding the foregoing, in the event that the Participant is entitled to receive a distribution of his Account prior to December 31 of any given Plan Year, the Adjusted
       ROE calculation described in the second sentence of paragraph (a) above shall be made based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant becomes entitled to receive such distribution, as calculated by Hamilton Beach/Proctor-Silex, Inc. The Stable Asset Fund calculation described in the first sentence of paragraph (a) above for the month in which the Participant receives the distribution of his Account shall be based on the blended rate earned during the preceding month by the Stable Asset Fund."

                 Executed this 12th day of July, 1994.


                                     HAMILTON BEACH/PROCTOR-SILEX, INC.



                                  By:    Ronald C. Eksten
                                  Title: Vice President